Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261408 on Form S-8 of our report dated April 25, 2024, relating to the financial statements of Waterdrop Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 25, 2024